UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2004

_________________

Champps Entertainment, Inc.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22639 (Commission File Number)	04-3370491 (IRS Employee Identification No.)
10375 Park Meadows Drive, Suite 560, Littleton, CO (Address principal executive offices)		80124 (Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On November 23, 2004 Champps Opertaing Corporation entered into a Multi-Site Sale Leaseback Financing Agreement with AEI Fund Management to provide Champps with up to $50 million of financing over the next 24 months for new company-owned restaurant purchase and development costs subject to AEI's standard credit, site and other due diligence procedures and approvals for each site. Lease terms, purchase price and other terms of individual sites are determined under the terms of the agreement on an individual basis. There can be no assurance that Champps will use all or substantially all of this financing committment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number        Description
10.1                            Multi-Site Sale Leaseback Financing Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc (Registrant)
Date: November 29, 2004	By:/s/ Frederick J. Dreibholz Name: Frederick J. Dreibholz Its: Chief Financial Officer

EXHIBIT INDEX

10.1        Multi-Site Sale Leaseback Financing Agreement.